AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 11th day of October, 2016, to the Transfer Agent Servicing Agreement, dated as of September 15, 2015, as amended (the “Agreement”), is entered into by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

Exhibit H, the Highmore Managed Volatility Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SERIES PORTFOLIOS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John J. Hedrick	By: /s/ Michael L. Ceccato

Name: John J. Hedrick	Name: Michael L. Ceccato

Title: President	Title: Senior Vice President

Highmore	1

Exhibit H to the Series Portfolios Trust Transfer Agent Servicing Agreement

Name of Series
Highmore Managed Volatility Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at October, 2016

Annual Service Charges to the Fund*
▪	Base Fee for 1st CUSIP	$___ per year
▪	Additional CUSIP Fee	$___ per year
▪	NSCC Level 3 Accounts	$___ per open account
▪	No-Load Fund Accounts	$___ per open account
▪	Load Fund Accounts	$___ per open account
▪	Closed Accounts	$___ per closed account

Annual Basis Point Fee
___ basis point on the first $___
___ basis points on the next $___
___ basis points on the balance

Services Included in Annual Basis Point Fee
▪	Telephone Calls
▪	Voice Response Calls
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transaction
▪	Daily Valuation/Manual 401k Trade
▪	Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪	NSCC System Interface
▪	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪	Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

CUSIP Setup
▪	CUSIP Setup beyond the initial CUSIP - $___ per CUSIP
▪	Expedited CUSIP Setup - $___ per CUSIP (Less than 35 days)

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Exhibit H (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent, Shareholder & Account Services Fee Schedule at October, 2016

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Advisor’s Signature below acknowledges approval of the Transfer Agent fee schedules on this Exhibit H.

Highmore Group Advisors, LLC

By: /s/Brian Altenburg

Printed Name and Title: Brian Altenburg, Managing Partner    Date: 10-21-16

Highmore	3

Exhibit H (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule at October, 2016

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
−	Implementation - $___ per fund group – includes up to 25 hours of technical/BSA support
−	Annual Base Fee - $___ per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation - $___ per fund group – includes up to 10 hours of technical/BSA support
−	Annual Base Fee - $___ per year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $___ per hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $___ per event
−	Account Maintenance - $___ per event
−	Transaction – Financial transactions, reorder statements, etc. - $___ per event
−	New Account Setup - $___ per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$___ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
▪	Implementation - $___ per fund group – includes up to 90 hours of technical/BSA support
▪	Annual Base Fee - $___ per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation – $___ per fund group – includes up to 45 hours of technical/BSA support
−	Annual Base Fee - $___ per year
▪	Customization - $___ per hour - (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
− Inquiry - $___ per event
− Account Maintenance - $___ per event
− Transaction – financial transactions, duplicate statement requests, etc. - $___ per event
− New Account Set-up - $___ per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$___ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - $___ per year
▪	Per Record Charge
−	Rep/Branch/ID - $___
−	Dealer - $___
▪	Price Files - $___ per record or $___ per user per month, whichever is less

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Exhibit H (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule at October, 2016

Vision
Permits broker dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
−	Inquiry - $___ per event
−	Per broker ID - $___ per month per ID
▪	Transaction Processing
− Implementation - $___ per management company
− Transaction – purchase, redeem, exchange, literature order - $___ per event
− New Account Setup – $___ per event
− Monthly Minimum Charge - $___ per month

Fund Source –
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-	$___ per Month - Unlimited Users

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Exhibit H (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule (Continued) at October, 2016
eConnect –
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
-	$___ per Email
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
-  Setup: $___ per user
-  Support: $___ per user per month
▪	ReportSource – Report and Data File Storage & Retrieval
-  Setup: Included in initial fund setup on Transfer Agent system
-  $___ per user per month beyond 2 users included as part of setup
Additional Data Delivery Services
▪	Ad Hoc per PowerSelect File Development
-	Standard ad-hoc select: $___ per file
-	Custom coded data for recurring, scheduled delivery: $___ per hour consultation and programming development
-	Support: $___ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $___ one-time fee
-	Support: $___ per file per month
Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$___ implementation
−	$___ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$___ implementation
−	$___ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$___ implementation
−	$___ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$___ implementation
−	$___ per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$___ implementation
−	$___ per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$___ implementation
−	$___ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$___ per month
Programming Charges- (subject to change at prevailing rate of vendor)
▪	$___ per hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services
Outbound Calling & Marketing Campaigns – Cost based on project requirements

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Exhibit H (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule at October, 2016

Transfer Agent Training Services
▪	On-site at USBFS - $___ per day
▪	At Client Location - $___ per day plus travel and miscellaneous expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$___ per direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$___ setup per fund group
▪	$___ per month administration
▪	$___ per received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$1,000 per fund group per month
Literature Fulfillment Services
▪	Account Management/Database Administration
−	$___ per month
−	Receiving - $___ per SKU
−	Order Processing - $___ per order
−	Skid Storage - $___ per month per location
−	Disposal - $___ per SKU
▪	Inbound Teleservicing Only
−	Account Management - $___ per month (OR)
−	Call Servicing - $___ per call
▪	Lead Source Reporting
−	$___ per month
▪	Closed Loop Reporting
−	Account Management - $___ per month
−	Database Installation, Setup - $___ per fund group
▪	Miscellaneous Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
-	$___ per Month

CTI Reporting – Integrated custom detailed call reporting
▪	$___ per monthly report

Highmore	7

Exhibit H (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at October, 2016

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$___ per qualified plan account or Coverdell ESA account (Cap at $___ per SSN)
▪	$___ per transfer to successor trustee
▪	$___ per participant distribution (Excluding SWPs)
▪	$___ per refund of excess contribution
▪	$___ per reconversion/re-characterization

Additional Shareholder Paid Fees
▪	$___ per outgoing wire transfer or overnight delivery
▪	$___ per telephone exchange
▪	$___ per return check or ACH or stop payment
▪	$___ per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$___ setup per fund group
▪	$___ per certificate transaction

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	5 Users – $___
-	10 Users – $___
-	20 Users – $___
-	30 Users – $___
-	40 Users – $___
-	50 Users – $___
▪	Training
-	WebEx - $___ per user
-	On Site at USBFS - $___ per day
-	At Client Location - $___ per day plus travel and miscellaneous expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $___ per hour (8 hour estimate)
-	Recurring (per feed) - $___ per month

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Exhibit H (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

MARS Lite Setup and Implementation Fee Schedule at October, 2016

System Version 7i Implementation Cost
▪	$___ – MARS Base Sales Reporting and 22c-2 Compliance Modules (Includes up to two years of DST/TA2000 data)

Product & Services (Monthly fee)
▪	$___ - $___ – Sales & Compliance Reporting

* Includes Enhanced Services. Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis. Includes interfaces for Schwab, Fidelity and OmniServ.

** Does not provide user access or CRM functionality.

Additional System Setup & Implementation Costs (One-time fee)
▪	$___ – Custom Data Interface Setup (cost per interface)
▪	$___ – Standard Interface Setup (cost per interface)
▪	$___ – OmniServ Setup
▪	$___ – Additional OmniServ Interface

Highmore	9

Exhibit H (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

MARS Sales Reporting & Compliance Services
 Supplemental Services Fee Schedule at October, 2016

System Version 7i Implementation Cost
▪	$___ - MARS Base Sales Reporting Module, MARS Base Core CRM Module, MARS Base 22c-2 Compliance Module (Includes up to two years of DST/TA2000 data)
▪	$___ - MARS Base 22c-2 Compliance Only Module (Includes up to two years of DST/TA2000 data)
Products & Services (Monthly fee)*
▪	$___ – MARS Sales & Compliance Reporting (includes 5 users & 5 compliance users)
▪	$___ – MARS Sales Reporting (includes 5 users)
▪	$___ – MARS Compliance Reporting (includes 5 users)
▪	$___ – Enhanced Services*
* Includes up to 160 hours per month of Enhanced Services. Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis. Additional Enhanced Services support can be negotiated.

Additional System Setup & Implementation Costs (One-time fee)
▪	$___ – Custom Data Interface Setup (cost per interface)
▪	$___ – Albridge Analytics Integration Setup
▪	$___ – RIA Feed Setup
▪	$___ – CFG Fulfillment Setup
▪	$___ – iPad Setup
▪	$___ – iPhone or Blackberry Setup
▪	$___ – Google Maps Integration Setup
▪	$___ – Standard Interface Setup (cost per interface)
▪	$___ – OmniServ Setup
▪	$___ – Additional OmniServ Interface

Additional Licenses (Monthly fee per user)
▪	$___ – Sales Reporting User
▪	$___ – Compliance User
▪	$___ – CRM User
▪	$___ – iPhone User (without iPad)
▪	$___ – iPad & iPhone User

Additional Module Services (Monthly per user unless otherwise noted)
▪	$___ – Albridge Analytics (only one license needed)
▪	$___ – Customer/Account Module (waived with Compliance Module)
▪	$___ – OmniServ
▪	$___ – Data Quality Module (only one license needed)
▪	$___ – CFG Fulfillment (only one license needed)
▪	$___ – Document Management Module (only one license needed)
▪	$___ – RIA Monthly Load
▪	$___ – Profile Module (only one license needed)
▪	$___ – Schwab/Fidelity/TD Ameritrade DSA Automated File Load
▪	$___ – Schwab/Fidelity/TD Ameritrade Monthly Sales/Asset Portal Data Load
▪	$___ – Mapping Integration Module – Google Maps (up to 10 users)
▪	$___ – Merrill Lynch (Compliance Only)

NSCC SDR Fees
▪	$___ – NSCC DTT Data Line
▪	$___ – Line Use (per hour)
▪	$___ – Transaction (per 100 records)

MARS Training
▪	$___ per day plus travel and miscellaneous expenses if required

Software or Report Customization
▪	$___ per hour

Upgrades & Enhancements – Quoted separately through a Statement of Work

** All additional costs that may be charged by intermediaries/NSCC for data feeds are not included.

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Exhibit H (continued) to the Series Portfolios Trust Transfer Agent Servicing Agreement

Informa Shareholder Electronic Statement Services
 Supplemental Services Fee Schedule at October, 2016

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $___ per statement
▪	Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪	Development & Implementation of Electronic Confirm Statements - $___ initial setup fee
Note: Quarterly minimum fee of $___.
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $___ per statement
▪	Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪	Development & Implementation of Electronic Investor Statements - $___ initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $___ per statement
▪	Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪	Development & Implementation of Electronic Tax Statements - $___ initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪	Document Loading, Storage, and Access
▪	Document Consent Processing, Suppression, and Notification - $___ per suppressed statement
▪	Development & Implementation of Electronic Compliance Documents - $___ initial setup fee
Note: Annual compliance minimum fee of $___.
FAN Web Transaction Fees
▪	View Consent Enrollment - $___ per transaction
▪	Consent Enrollment - $___ per transaction
▪	View Statements - $___ per view
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees - $___ per fund group
▪	Load charges - $___ per image
▪	Archive charge (for any image stored beyond 2 years) - $___ per document

*Normal Vision ID and activity charges also apply.
*FAN Web customization charges also apply

Notes:

All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for 90 days based on the following conditions:
▪	Document Loading, Storage and Access - Statements presented as PDF documents. Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access. Statements will be loaded for all accounts, regardless of consent.
▪	Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.
▪	Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed. Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement). Document set up fees will be determined upon requirements gathering and defining project scope.
▪	Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements.

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